                                                                   EXHIBIT 10.27





                                 March 26, 1999



CONFIDENTIAL

Dr. Warren F. Melamed
17723 Cedar Creek Canyon Road
Dallas, TX 75252

         Re:      Separation Agreement

Dear Warren:

         This letter agreement (this "Agreement") formalizes the agreement that we have reached regarding your agreed resignation from Monarch Dental Corporation (the "Company") as of December 31, 1998 (the "Resignation Date"). The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship. For purposes of this Agreement, all references to the "Company" shall include Monarch Dental Corporation, a Delaware corporation, and any of its subsidiaries and affiliated companies including associated professional corporations, and any successor thereto by merger or otherwise.

         In exchange for the promises of you and the Company set forth below, you and the Company agree as follows:

         1. TERMINATION OF EMPLOYMENT. You resign effective as of the Resignation Date as President and Chief Dental Officer of Monarch Dental Corporation and from any other position (whether as an officer, director or employee) currently held by you with Monarch Dental Corporation or any of its subsidiaries or affiliated companies including associated professional corporations effective as of the Resignation Date; provided, however, that you shall remain Chairman of the Board of Directors (the "Board of Directors") of Monarch Dental Corporation in a non-employee capacity as an independent Director on the terms set forth in paragraph 3 below. You acknowledge that you have not been actively employed by the Company since December 31, 1998. Said resignations are hereby accepted by the Company.

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 2



         2. SUCCESSION EVENT. You hereby agree that your resignation on the Resignation Date constitutes a "Succession Event" under the terms of that certain Succession Agreement dated as of February 5, 1996 (the "Succession Agreement") by and among you, the Company and Modern Dental Professionals, P.C. (f/k/a Warren F. Melamed, D.D.S., P.C.) (the "PC"). You are hereby executing and delivering and will execute and deliver from time to time on or after the date hereof at the request of the Company and without further consideration such instruments of transfer and assignment and take such other action as may be necessary to effectively transfer and assign to an eligible nominee selected by the Company all right, title and interest to your shares of the PC and to fully implement the provisions of this Agreement and the Succession Agreement. The Company agrees to purchase a 5-year, $1,000,000/$3,000,000 tail coverage malpractice insurance policy covering you, which policy shall contain terms and provisions reasonably acceptable to you, and further confirms that the terms of your Indemnification Agreement referred to below shall apply with respect to any malpractice claims which exceed this insurance coverage in accordance with its terms.

         3. SEVERANCE; DIRECTOR COMPENSATION. In connection with your resignation, you shall receive following the Resignation Date, in consideration of the release of claims set forth herein and the other covenants set forth in this Agreement, severance payments equal to (i) $730,000 payable on the eighth day following the execution hereof and (ii) an additional amount of $730,000 less payments made to you from January 1, 1999 to the date of execution of this agreement in the amount of $75,000.00, payable in equal monthly installments from April 1999 through July 2001 (provided that the Company shall have the right to terminate or set-off such payments if and in the event you take any action which constitutes a material breach any of your agreements set forth herein or referred to herein and you fail to cure such material breach within 15 days following written notice thereof by the Company, and the Company shall have established to the satisfaction of JAMS/Endispute as a neutral arbitrator pursuant to paragraph 14 that such breach has occurred or there is probable cause to believe such breach has occurred). Your severance payments shall be payable as part of the Company's payroll in accordance with the Company's current payroll practices for its executive officers, in all cases subject to withholding under applicable law; provided, however, that the Company in its sole discretion may elect to pay at any time any remaining amounts due to you hereunder in a lump sum and upon the closing of any sale or any bankruptcy filing of the Company any amounts remaining unpaid under the first sentence of this paragraph 3 shall be paid to you. The Company shall also pay you (a) a $35,000 annual retainer plus per

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 3


meeting fees equal to those paid to other independent (i.e. non-employee) members of the Board of Directors ("independent Directors") and (b) any other non-monetary compensation (such as stock options) paid to independent Directors, in each case for as long as you serve as Chairman of the Board of Directors as consideration for such service, which amount the Company shall pay you in accordance with the Company's payment practices for its independent Directors and which amount the Company shall prorate for partial years. In your capacity as Chairman of the Board and a Director, you agree to abide by all policies and procedures of the Company applicable to its Directors generally, including, without limitation, the Company's insider trading policy. In the event that you cease to serve as Chairman of the Board of Directors, but remain a Director of Monarch Dental Corporation, you shall be entitled to receive an annual retainer equal to the highest amount paid to any other independent Director not then serving as Chairman of the Board of Directors. Other than the payments described above, the other perquisites set forth in paragraph 5 below and the payments referred to in paragraph 8, you shall not be entitled to any additional payments or benefits from the Company relating to your employment with the Company or your services as a Director or the termination thereof or otherwise, including, without limitation, any amounts specified in that certain Employment Agreement dated as of July 1, 1997 by and between you and the Company (the "Employment Agreement").

         4. VESTING. We acknowledge that the circumstances regarding your resignation contemplated by this Agreement do not constitute a "Termination Event" for purposes of that certain Restricted Stock Agreement dated as of February 6, 1996 by and between you and the Company, and further that such shares are subject to repurchase only in the event a "Termination Event" relating to a termination of employment under the circumstances described therein should occur after the date of this Agreement. That certain Non-Qualified Stock Option Agreement dated as of May 28, 1997 by and between you and the Company (the "Stock Option Agreement") shall remain in full force and effect and your options shall be governed by the terms thereof; provided, however, that the Stock Option Agreement shall be deemed to be amended by this Agreement to provide that any unvested options thereunder shall be deemed fully vested on the date on which you cease to be a member of the Board of Directors for any reason. You shall remain eligible for the repricing of options for so long as you remain on the Board of Directors if and to the extent options of independent Directors are repriced.


                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 4


         5. BENEFITS. You and your beneficiaries shall be entitled to participate in any and all medical and dental plans and the Company's 401(k) plan in which you and your beneficiaries are currently enrolled until July 31, 2001, at which time all such benefits shall terminate, subject to the rights of you and your beneficiaries to continue certain benefits in accordance with and subject to the law known as COBRA. In this regard you understand that the Company shall amend its health insurance policy to provide for benefits to Directors and you shall be required to pay for such benefits at COBRA rates on an after tax basis, and the Company shall reimburse you for the monthly premium paid in respect of participation by you and your family in the health plan, subject to the limitation on total costs payable by the Company set forth in the following sentence. Your eligibility to participate in the Company's other employee benefit plans and programs ceases on or after the Resignation Date, except that until July 31, 2001 the Company will (i) continue to provide you with a car at a cost not to exceed $1,500 per month (provided that you shall be responsible for gas, insurance, maintenance and any other costs associated with such car), (ii) you shall be entitled to use the home computer previously purchased by the Company and the balance of your current air pass, and (iii) you shall be entitled to Internet access, admiral's club membership, cellular phone reimbursement, airline upgrades, toll tag reimbursement and dental society memberships; provided, however, that the cost to the Company to pay or reimburse you for all of the benefits set forth in this clause (iii) and to reimburse you for your premiums under the Company's medical plan as provided in the preceding sentence shall not to exceed $2,220 per month. Until July 31, 2001, you shall be reimbursed for out-of-pocket expenses incurred by you in connection with the business of the Company in accordance with the Company's policies with respect thereto as in effect from time to time. You and your spouse, Janet L. Melamed, agree that all payments to Ms. Melamed from the Company shall cease and that the Company shall not be obligated to provide benefits to her, including, without limitation, an automobile allowance or telephone, except as contemplated in the first sentence of this paragraph 5. The Company agrees that if its Chief Executive Officer receives a bonus with respect to its 1998 fiscal year, you shall receive a proportionate bonus.

         6. NOMINATION TO BOARD OF DIRECTORS. The Company hereby agrees that you will be a nominee of the Board of Directors for election as a Class II Director of Monarch Dental Corporation at the 1999 annual meeting of stockholders and that the Board of Directors will recommend a vote for your election in the Company's proxy statement relating to such meeting. The Company and the Board will also support your election as both a member of the Board of Directors and as Chairman of the Board through July 31, 2001, or until such time as

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 5


you decline to stand for reelection; provided, that the provisions of this paragraph 6 shall terminate upon any sale of the Company.

         7. STANDSTILL. You hereby agree not to submit or cause the submission of any proposals or nominations of candidates for election as Directors of the Company at any meeting of the Company's stockholders prior to July 31, 2001 other than in connection with approving the slate of candidates to be nominated by the Board of Directors in advance of each meeting of the stockholders in your capacity as a Director of the Company, and any proposals or nominations made in violation of this Agreement shall not be placed on the ballot at any meeting of the Company's stockholders. Except as otherwise requested by the Board of Directors of the Company and on behalf of the Company, you shall not "solicit" "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) from other stockholders of the Company in connection with any meeting of the Company's stockholders prior to July 31, 2001. In connection with any matter submitted to the stockholders of the Company during such period, you agree to vote, or cause to be voted, your shares either in accordance with the recommendation of the Board of Directors or in proportion to the votes of the other stockholders in connection with the relevant matter as you determine with respect to each matter presented. The Board of Directors shall not nominate any person for election as a Director of the Company prior to July 31, 2001 without consulting with you prior to such nomination. The provisions of this paragraph 7 shall terminate upon the closing of any sale of the Company.

         8. NON-COMPETITION; CONFIDENTIALITY. You hereby acknowledge that you are still subject to the terms and covenants contained (i) in Article 2 of the Employment Agreement and (ii) in that certain Non-Competition Agreement dated as of February 5, 1996 by and between you and the Company (the "Non-Competition Agreement") and you hereby reaffirm and readopt all of such terms and covenants as if they were completely restated herein. The Company acknowledges that it continues to be subject to the obligations contained in Section 1(d) of that Non-Competition Agreement, commencing January 1, 1999. Each of us confirms that the Non-Competition Agreement is the only existing agreement in effect setting forth non-competition obligations to which you are subject, which obligations remain in effect through February 5, 2001, including following any sale of the Company.

         9. INDEMNIFICATION; REGISTRATION RIGHTS. The Company hereby acknowledges that it remains subject to the terms and covenants contained in (i) that certain Indemnification

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 6


Agreement dated as of February 5, 1996 by and between you and the Company (the "Indemnification Agreement"), and (ii) Article IV of the Amended and Restated Stockholders' Agreement dated as of August 28, 1996 by and among you, the Company and certain other stockholders of the Company (the "Registration Rights Provisions"), and it hereby reaffirms and readopts all of such terms and covenants as if they were completely restated herein. You agree not to exercise registration rights in connection with any secondary registration of shares in connection with any Valley Forge-related settlements.

         10. RETURN OF PROPERTY. The Company and you hereby acknowledge that all documents, records, materials, software, equipment, information and other physical or intellectual property that have come into your possession or been produced or created by you in connection with your employment with or for the Company ("Property") have been and remain the sole property of the Company. The Company and you hereby acknowledge that you have returned to the Company all such Property, except to the extent such Property is being utilized by you in your role as a Director of the Company and upon cessation of such role any such property shall be promptly returned.

         11. LITIGATION COOPERATION. The Company and you agree to cooperate fully with each other in (i) the defense, prosecution or investigation of any claims or actions which already have been brought or threatened, or which may be brought or threatened in the future against or on behalf of you or the Company by or against third parties and (ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry or investigation, in either case that relate to events or occurrences that transpired during your employment or association with the Company. The full cooperation in connection with such claims or actions shall include, without implication of limitation: being reasonably available to meet with counsel to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by you or the Company; and to reasonably meet with counsel or other designated representative of you or the Company to prepare responses to and to cooperate with the your or the Company's processing of governmental audits, inspections, inquiries or investigations. The Company will reimburse you for any reasonable out-of-pocket expenses that you incur in connection with such cooperation, subject to reasonable and satisfactory documentation. The Company will not exercise its rights under this paragraph so as to interfere with your ability to engage in gainful employment and shall endeavor to schedule your responsibilities hereunder so as not to interfere with your schedule

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 7


so long as you promptly provide timely alternative dates on which you can fulfill your obligations hereunder.

         12. SUBORDINATION. You hereby confirm that your right to payments from the Company hereunder and under the Non-Competition Agreement shall be subordinated as set forth in Exhibit A hereto.

         13. RELEASE. The Company and you hereby irrevocably and unconditionally release, acquit and forever discharge the other and each of the Company's current and former officers, directors, agents, employees, representatives, co-venturers, parents, subsidiaries, affiliates, predecessors, successors, assigns, insurers and stockholders (collectively, the "Company Released Parties") from any and all claims, demands, causes of action, obligations, damages, losses, expenses and liabilities of any kind or nature whether legal, equitable or statutory, liquidated or unliquidated, known or unknown, suspected or unsuspected, fixed or contingent, which the Company or you may have had from the beginning of time to the date hereof, including but not limited to any such claims concerning or related, directly or indirectly, to your employment at the Company and/or the cessation thereof or your status as a stockholder or Director of the Company. This release includes actions claiming violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Texas Commission on Human Rights Act, all other labor laws of Texas, and any other federal, state, or local law, order or regulation. This release also includes any claims for wrongful discharge or that the Company has dealt with you unfairly or in bad faith, and actions raising tortious claims, actions raising any claim of express or implied contract of employment, or any other cause of action or claims of violation of common law. This release is for any and all relief, without regard to its form or characterization. Included in this release are any and all claims for attorneys' fees and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. Notwithstanding anything in this release to the contrary, this release shall not be construed to terminate any party's rights arising directly under this Agreement (including Article 2 of your Employment Agreement as incorporated herein), the Indemnification Agreement, the Stock Option Agreement (as amended hereby) or the Registration Rights Provisions, or to in any way limit or modify your obligations under the Non-Competition Agreement or
Article 2 of your Employment Agreement.


                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 8


         14. MISCELLANEOUS. You have been advised to consult with an attorney before signing this Agreement and hereby confirm that you have done so.

         By signing this Agreement, you acknowledge that you are doing so voluntarily and only after consultation with your personal attorney. You also acknowledge that you are not relying on any representations by the undersigned or any other representative of the Company concerning the meaning of any aspect of this Agreement.

         You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to Mr. Gary W. Cage, Chief Executive Officer, Monarch Dental Corporation, 4201 Spring Valley Road, Suite 320, Dallas, Texas 75244, so that he receives it by close of business on the twenty-second
(22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Company acknowledges that for a period of seven (7) days from the date on which you execute this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to Mr. Cage at the address indicated above, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period.

         In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The laws of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

         All disputes, claims, or controversies arising out of or relating to this Agreement or any of the agreements referenced herein or the negotiation, validity or performance hereof or

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 9


thereof, that are not resolved by mutual agreement, shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc. or its successor. The arbitration shall be held in Dallas, Texas before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS/Endispute, Inc.

         Both the Company and you hereto irrevocably and unconditionally consent to the exclusive jurisdiction of JAMS/Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any of the agreements referenced herein or the negotiation, validity or performance hereof or thereof, and further consent to the jurisdiction of the courts of the State of Texas for the purposes of enforcing the arbitration provisions of this paragraph 14. Both the Company and you further irrevocably waive any objection to proceeding before JAMS/Endispute based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waive and agree not to make a claim in any court that arbitration before JAMS/Endispute, Inc. has been brought in an inconvenient forum. You hereby consent to service of process by registered mail at the address set forth above and the Company hereby consents to service of process by registered mail at the address previously set forth in this paragraph 13. Both the Company and you agree that its or your submission to jurisdiction and its or your consent to service of process by mail is made for the express benefit of the other.

         Notwithstanding anything to the contrary contained herein, the arbitration provisions of this paragraph 13 shall not prevent any party hereto from seeking any temporary restraining order or preliminary injunctive relief to which such party may be entitled hereunder pending and subject to the resolution of the subject matter thereof in an arbitration proceeding initiated pursuant to the terms hereof.

         This Agreement is complete, reflects the entire agreement of the parties with respect to all matters between such parties, and supersedes all previous written or oral negotiations, commitments and writings except Article 2 of your Employment Agreement as incorporated herein, the Indemnification Agreement, the Stock Option Agreement (as amended hereby), the Registration Rights Provisions and the Non-Competition Agreement.

         The Company is executing this Agreement with you on behalf of itself and each of its subsidiaries and affiliated companies including associated professional corporations (other than the PC).

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 10


         If you agree to these terms, please sign and date below and return this Agreement to the undersigned within the time limitation set forth above.

                                             Sincerely,

                                             MONARCH DENTAL CORPORATION


                                             By:     /s/ GARY W. CAGE
                                                --------------------------------
                                             Name:    Gary W. Cage
                                             Title:   Chief Executive Officer


ACCEPTED AND AGREED TO:



  /s/ WARREN F. MELAMED
---------------------------------------
Warren F. Melamed, D.D.S.

Dated:        March 26, 1999
      ---------------------------------



MODERN DENTAL PROFESSIONALS, P.C.
(F/K/A WARREN F. MELAMED, D.D.S., P.C.)


By:   /s/ WARREN F. MELAMED
   ------------------------------------
Name:     Warren F. Melamed, D.D.S.
Title:    President

Dated:        March 26, 1999
      ---------------------------------


                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

Dr. Warren F. Melamed
March 26, 1999
Page 11


SPOUSAL CONSENT: I ACKNOWLEDGE THAT
I HAVE READ THE FOREGOING AGREEMENT
AND THAT I UNDERSTAND THE CONTENTS
THEREOF AND HEREBY ACCEPT AND AGREE
TO THE FOREGOING TERMS.


    /s/ JANET L. MELAMED
-------------------------------------
Janet L. Melamed

Dated:        March 26, 1999
      -------------------------------



                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY

                                    EXHIBIT A

Subordination.

         (a) Subordination to Senior Indebtedness. The right to payments under the attached Separation Agreement ("Payments") is wholly subordinated, junior and subject in right of payment, to the extent in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. As used herein, the term "Senior Indebtedness" shall mean the principal of, any premium, if any, and interest on
(i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper and accounts receivable sold or assigned by the Company to such institutions; (ii) principal of, and premium, if any, and interest on, any indebtedness or obligations of others of the kinds described in (i) above assumed or guaranteed in any manner by the Company; and (iii) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in (i) and (ii) above.

         (b)      Payment upon Dissolution, Etc.

                  (i) In the event of any bankruptcy, insolvency, reorganization, receivership, composition of all or substantially all creditors of the Company, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation of substantially all of the Company's assets or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all claims of the holders of the right to Payments in such Proceeding shall be deemed assigned, pro rata, to the then holders of the Senior Indebtedness on the basis of the respective amounts of such Senior Indebtedness held by such holder, and the holders of the rights to Payments hereby agree to execute all documents that such holders request in order to evidence such assignment; provided, however, that such assignment shall terminate upon receipt by such holders of payment in full of all of the Senior Indebtedness. While such assignment is in effect, the then holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the holders of the right to Payments arising from their claims in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition, and the holders of the right to Payments hereby agree to execute all documents requested by the then holders of the Senior Indebtedness in order to exercise any such rights whether (at the sole discretion of such holders) in the holder's own name or in the name of the holders of the right to Payments. While such assignment is in effect, the holders of the right to Payments also agree that they shall, upon request, and at their own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all their claims in any

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

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                                       A-1

Proceeding, and the holders of the right to Payments shall not expressly, by implication or by inaction waive any claim in any Proceeding without the written consent of such holder.

                  (ii) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full in cash, or payment thereof in full duly provided for, before any holders of the right to Payments shall be entitled to receive or, if received, to retain any payment or distribution on account of the right to Payments; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the right to Payments would be entitled except for the provisions of this Exhibit shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the right to Payments who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the right to Payments. In the event of any Proceeding, the holders of right to Payments shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

         (c) Subrogation. Subject to payment in full of all Senior Indebtedness, the holders of the right to Payments shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the right to Payments shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the right to Payments would be entitled except for the subordination provisions of this Exhibit shall, as between the holders of the right to Payments and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

                  (d) Rights of Holders Unimpaired. The provisions of this Exhibit are and are intended solely for the purposes of defining the relative rights of the holder of the right to Payments and the holder of Senior Indebtedness and nothing in this Exhibit shall impair, as between the Company and the holder of the right to Payments, the obligation of the Company, which is unconditional and absolute, to pay to the holder of the right to Payments such Payments when and as due in accordance with the attached agreement, nor shall anything

                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY
herein prevent the holder of the right to Payments from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the holder of the right to Payments.







                                           GWC /s/ GWC  WFM /s/ WFM  JLM /s/ JLM

                                                                  EXECUTION COPY



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